EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-121940, No. 333-102765, No. 333-102764, and No. 333-85194) of Carmike Cinemas, Inc. of our report dated March 15, 2005 relating to the financial statements, which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated March 15, 2005 relating to the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Atlanta, Georgia
March 15, 2005